SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.______)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
      [ ] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [X] Soliciting Material Pursuant to Rule 14a-12

                      SYNCOR INTERNATIONAL CORPORATION

              (Name of Registrant as Specified in Its Charter)
              ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:


      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:




                    INFORMATION CONCERNING PARTICIPANTS


Syncor International Corporation (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and Cardinal Health, Inc. The participants in this solicitation may include the directors of the Company: Monty Fu, Robert G. Funari, Dr. Steven B. Gerber, George S. Oki, Arnold E. Spangler, Dr. Henry N. Wagner, Jr., Dr. Gail R. Wilensky, Ronald A. Williams, and Bernard Puckett; as well as the following executive officers of the Company: Monty Fu, Chairman of the Board; Robert G. Funari, Chief Executive Officer and President; Rodney
E. Boone, Executive Vice President; David L. Ward, Executive Vice President; Jack L. Coffey, Senior Vice President; Sheila H. Coop, Senior Vice President; William P. Forster, Senior Vice President, Treasurer and Chief Financial Officer; and Lewis W. Terry, Senior Vice President and Chief Information Officer. As of the date of this communication, Monty Fu beneficially owns approximately 7.8% and Robert G. Funari beneficially owns approximately 4.1% of the Company's outstanding common stock and none of the other foregoing participants individually beneficially owns in excess of 1% of the Company's outstanding common stock. The directors and executive officers of the Company beneficially own in the aggregate approximately 18.9% of the Company's outstanding common stock. In addition, Monty Fu and Robert G. Funari entered into agreements with Cardinal concerning, among other things, the voting of the shares of the Company's common stock owned by them in favor of the proposed merger between the Company and Cardinal Health, Inc. Additional information about the directors and executive officers of the Company is included in the Company's Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the SEC on May 13, 2002, and will be included in a proxy statement/prospectus and other relevant documents concerning the proposed transaction to be filed by the Company and Cardinal with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Syncor International Corporation will be available free of charge by contacting Syncor International Corporation, Investor Relations, 6464 Canoga Avenue, Woodland Hills, California 91367, (818) 678-6779.

         INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.